EXHIBIT 32.2

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Banny Cosmic International Holdings, Inc. (the "Company") for the year ending June 30, 2018, I, Liu Wenxin, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the fiscal year ending June 30, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the year ending June 30, 2018, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 15, 2018	Banny Cosmic International Holdings, Inc.

	By:	/s/ Liu Wenxin
Liu Wenxin